UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Support Agreement

On June 13, 2016, Toys “R” Us, Inc. (the “Company”) entered into an agreement (the “Support Agreement”) with certain holders of the Company’s Existing Notes (as defined below) (collectively, the “Supporting Noteholders”) relating to a refinancing transaction. A copy of the Support Agreement, including a summary of the principal terms for the refinancing (the “Term Sheet”), is attached hereto as Exhibit 10.1. Pursuant to the Support Agreement, the Supporting Noteholders have agreed to tender in the Exchange Offers described below, approximately 50.2% of the $850 million aggregate principal amount of the Company’s outstanding 10.375% senior notes due 2017 (the “2017 Notes”) and 7.375% senior notes due 2018 (the “2018 Notes,” and collectively with the 2017 Notes, the “Existing Notes”).

The Support Agreement contemplates the Company and its subsidiaries pursuing the following transactions:

•	forming a new indirect wholly-owned subsidiary of the Company (the “ExchangeCo”);

•	transferring the equity interests in the entities comprising substantially all of the Company’s Europe, Japan and Australia operations, as well as Wayne Real Estate Parent Company, LLC and the Company’s approximately 70% interest in Toys (Labuan) Holding Limited (the “Asia JV”), to ExchangeCo, such that these entities and operations would be subsidiaries of ExchangeCo; and

•	commencing private exchange offers (the “Exchange Offers”) by ExchangeCo for up to $400 million of the outstanding principal amount of the 2017 Notes and for any and all of the outstanding principal amount of the 2018 Notes, in each case, held by “eligible holders” (as defined below), pursuant to which:

(i)	each eligible holder of the 2017 Notes will have the option to accept, for each $1,000 principal amount of 2017 Notes tendered and accepted for exchange on or prior to the early tender deadline, either (a) if the eligible holder elects to accept new debt securities only (the “Notes Only Option”), $1,000 principal amount of new 12.00% senior secured notes due 2021 of ExchangeCo (the “New Secured Notes”), or (b) if the eligible holder elects to accept both new debt securities and cash, total consideration of $1,000, of which up to $550 (depending on the percentage of the outstanding Existing Notes that participate in the Exchange Offers) will be paid in cash, with the remainder paid in New Secured Notes, subject to a cap on aggregate cash consideration of $150 million, in each case plus accrued and unpaid interest to, but not including, the closing date; and

(ii)	each eligible holder of the 2018 Notes will receive, for each $1,000 principal amount of 2018 Notes tendered and accepted for exchange on or prior to the early tender deadline, $900 principal amount of New Secured Notes, plus accrued and unpaid interest to, but not including, the closing date.

The maximum aggregate principal amount of New Secured Notes issued in the Exchange Offers (not including New Secured Notes issued for cash as described below or as payment to the Supporting Noteholders) will not exceed $525 million. The New Secured Notes will be guaranteed by the Company and certain of the obligors under the Company’s European asset-based lending facility (the “European ABL Facility”). The New Secured Notes will be secured by (i) a first priority stock pledge of the equity interests of an intermediate holding company of ExchangeCo and certain intermediate holding companies for the Company’s Europe operations and (ii) a second priority stock pledge of the equity interests currently pledged in favor of the collateral agent under the European ABL Facility.

The Support Agreement provides that, subject to certain terms and conditions, (a) each of the Supporting Noteholders will tender their 2017 Notes and/or 2018 Notes in the contemplated Exchange Offers by the early tender deadline and support the refinancing of the Existing Notes in the manner contemplated by the Support Agreement and (b) certain of the Supporting Noteholders will elect the Notes Only Option. In addition, the Support Agreement includes a commitment, subject to certain terms and conditions, by one of the Supporting Noteholders to purchase up to $50 million of New Secured Notes for cash in a private placement, with the proceeds therefrom to be used to finance a portion of the cash consideration paid in the Exchange Offers. That Supporting Noteholder and another Supporting Noteholder have an “MFN right” as described in the Term Sheet with respect to certain New Secured Notes that they will hold.

The Company plans to capitalize ExchangeCo with up to $100 million of cash contributions. To fund these cash contributions, the Company plans to use up to approximately $28 million of dividends from the Asia JV and up to approximately $24 million of distributions from Propco I, in each case prior to the contribution of those entities to ExchangeCo. The remaining cash contributions are expected to be funded from other internal cash sources. The cash sources for the capitalization of ExchangeCo remain subject to change in the Company’s discretion.

The Support Agreement contains certain representations, warranties and other agreements by the Company and the Supporting Noteholders. The Company’s and Supporting Noteholders’ obligations under the Support Agreement are subject to various customary conditions set forth in the Support Agreement, including the negotiation, execution and delivery of an indenture for the New Secured Notes and other definitive documentation for the Exchange Offers. Accordingly, there can be no assurance if or when the Company will consummate the Exchange Offers and the other transactions contemplated by the Support Agreement. In connection with the Support Agreement, the Supporting Noteholders will receive customary payments and other consideration and reimbursement of counsel expenses.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Exchange Notes will not be and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Neither this Report on Form 8-K nor the attached Support Agreement constitute an offer to purchase or sell any securities or the solicitation of an offer to exchange any Existing Notes or any other security, nor will there be any purchase, sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation or sale or exchange would be unlawful prior to the registration or qualification of any such securities or offer under the securities laws of any such state or other jurisdiction. The Exchange Offers will be open only (a) to holders of Notes who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (b) outside the United States to holders of Notes who are persons other than U.S. persons in reliance upon Regulation S under the Securities Act (such eligible holders are referred to herein as “eligible holders”). Consummation of the Exchange Offers is subject to, among other things, definitive documentation and any Exchange Offers for the Existing Notes will be made only pursuant to an offering memorandum and other offering documentation. Eligible holders of the Existing Notes and investors are urged to read the offering memorandum and other offering documents for the Exchange Offers, when they become available, because they will contain important information regarding the contemplated Exchange Offers.

Cautionary Note Regarding Forward-Looking Statements

Information included in this Current Report on Form 8-K and the exhibits hereto may contain forward-looking statements that involve risks and uncertainties, including statements regarding the expected terms of the Exchange Offer and the transactions contemplated by the Support Agreement. These statements relate to future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “will,” “could,” “estimate,” “may,” “potential,” “should,” “would,” and similar expressions. There can be no assurance that all or any portion of the aforementioned transactions will be consummated on the terms summarized herein or at all. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission and other factors discussed in this Form 8-K.

Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this Form 8-K. The Company undertakes no obligation to update any of the forward-looking statements made in this Form 8-K, whether as a result of new information, future events, changes in expectations or otherwise.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On June 13, the Company issued a press release announcing preliminary estimates for (i) net sales, (ii) same store sales, and (iii) adjusted EBITDA for the first quarter of fiscal 2016. The press release is attached as Exhibit 99.1 and incorporated herein by reference.

The first quarter of fiscal 2016 refers to January 31, 2016 to April 30, 2016. The estimates for the first quarter of fiscal 2016 are derived from preliminary internal financial reports and are subject to revision based on the completion of the Company’s quarter-end accounting and financial reporting processes. Accordingly, our actual results may differ from these estimates and such differences may be material.

The foregoing information, which has been furnished solely for this Item 2.02 and Exhibit 99.1, shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ITEM 7.01	REGULATION FD DISCLOSURE

Preliminary Results of Operations

The information contained in the press release attached as Exhibit 99.1 is incorporated herein by reference.

Cleansing Materials

Prior to entering into the Support Agreement, the Company had been engaged in confidential discussions with the Supporting Noteholders and their respective financial and legal advisors. In connection therewith, pursuant to confidentiality agreements (the “Confidentiality Agreements”), the Company provided certain non-public information to the Supporting Noteholders and their respective financial and legal advisors, including a presentation containing certain financial and other disclosures, and information regarding the Company’s preliminary results of operations for the first quarter of fiscal 2016.

Pursuant to the Confidentiality Agreements, the Company agreed to publicly disclose (i) the financial and other disclosures provided to the Supporting Noteholders in a presentation prepared by the Company and (ii) the information regarding the Company’s preliminary results of operations for the first quarter of fiscal 2016. The Company’s presentation containing financial and other disclosures is furnished hereby as Exhibit 99.2 to this Current Report on Form 8-K.

The foregoing information, which has been furnished solely for this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Support Agreement (including the Term Sheet), dated June 13, 2016.

99.1	Press Release dated June 13, 2016

99.2	Company presentation containing certain financial and other disclosures

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: June 13, 2016	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Executive Vice President - Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Support Agreement (including the Term Sheet), dated June 13, 2016

99.1	Press Release dated June 13, 2016

99.2	Company presentation containing certain financial and other disclosures